UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2024
FVCBankcorp, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-38647	47-5020283
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Number)
11325 Random Hills Road
Fairfax, Virginia 22030
(Address of Principal Executive Offices) (Zip Code)
(703) 436-3800
Registrant’s telephone number, including area code:
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered under Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	FVCB	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2024, B. Todd Dempsey, Executive Vice President and Chief Operating Officer (“COO”) of FVCBankcorp, Inc. (the “Company”) and its wholly owned subsidiary FVCbank (the “Bank”), notified the Company of his intent to retire from the Company and the Bank effective November 1, 2024, and will step down as COO on that date.

As COO, Mr. Dempsey oversees the support function of the Bank including information technology, deposit operations, loan operations, cash management and facilities management. Mr. Dempsey’s retirement has provided the Bank an opportunity to elevate certain key members of the Bank who will be handling these responsibilities going forward.

David W. Pijor, Chairman and Chief Executive Officer of the Company, said, "Todd has been an invaluable member of the FVCbank team and has significantly contributed to our success. Todd was instrumental in forming FVCbank, having joined us at our inception. He held various positions within our organization including Chief Credit Officer and over the last 12 years as Chief Operating Officer. We thank him for his years of service to FVCbank and wish him the all the best in his retirement."

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FVCBANKCORP, INC.

	By:	/s/ Jennifer L. Deacon
Jennifer L. Deacon, Executive Vice President and Chief Financial Officer

Dated: September 10, 2024